SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):November 24, 2000
------------------------------------------------------------------------------

                            COHOES BANCORP, INC.
------------------------------------------------------------------------------
           (Exact name of Registrant as specified in its Charter)


      Delaware                   000-25027                14-1807865
------------------------------------------------------------------------------
 (State or other         (Commission File Number)     (IRS Employer
 jurisdiction of                                          Identification
 incorporation)                                           Number)


            75 Remsen Street,Cohoes, New York,         12047
------------------------------------------------------------------------------
           (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code:  (518) 233-6500
------------------------------------------------------------------------------


                                    N/A
------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5.   Other Events

     On November 24, 2000, Cohoes Bancorp, Inc. (the "Company"), Hudson River Bancorp, Inc. ("Hudson River") and Hudson River Bank & Trust Company ("Hudson River Bank"), entered into a definitive agreement (the "Merger Agreement") pursuant to which Hudson River Bank will acquire the Company (the "Merger"). The Merger Agreement calls for Hudson River Bank to pay $19.50 in cash for each outstanding share of Cohoes common stock, other than certain shares granted pursuant to the Company's 1999 Recognition and Retention Plan. In addition, pursuant to the Merger Agreement, Cohoes Savings Bank, the wholly owned subsidiary of the Company, will merge with Hudson River Bank.

     In connection with the Merger Agreement, Hudson River and the Company agreed to terminate the option agreement (the "Option Agreement") pursuant to which the Company granted Hudson River an option, exercisable under certain circumstances, to purchase shares of Company common stock in an amount equal to 19.9% of the total number of outstanding shares of the Company's common stock as of the day the option becomes exercisable. The Company has retained its previously granted option, exercisable under certain circumstances, to purchase shares of Hudson River common stock in an amount equal to 19.9% of the total number of outstanding shares of Hudson River's common stock as of the day the option becomes exercisable. The parties further agreed that in the event the Merger is not consummated under certain circumstances, the Company will pay either Hudson River or Hudson River Bank liquidated damages of $4.7 million.

     The Merger will be accounted for as a purchase and is currently expected to close in the second quarter of 2001. The Merger Agreement has been approved by the boards of directors of each company. However, it is subject to certain other conditions, including the approval of the stockholders of the Company and the approvals of state and federal regulatory authorities.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

                (c)  Exhibits

                     See Exhibit Index

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COHOES BANCORP, INC.



Date: November 30, 2000            By:/s/ Richard A. Ahl
                                      -----------------------------
                                      Richard A. Ahl
                                      Chief Financial Officer


                                EXHIBIT INDEX


       EXHIBIT
       NUMBER     DESCRIPTION


       2.1 Agreement and Plan of Merger, dated as of November 24, 2000, between Hudson River
                  Bancorp, Inc., Hudson River Bank & Trust
                  Company and Cohoes Bancorp, Inc.

       2.2* Press release dated November 24, 2000 made jointly on November 24, 2000 by Hudson River
                  Bancorp, Inc. and Cohoes Bancorp, Inc.


_________________
* Incorporated by reference from the filing made with the Securities and Exchange Commission on November 27, 2000 by the Company as additional definitive proxy materials and as a Rule 425 communication.